Exhibit 99.1

News Release

PENTAIR HOSTS 2012 INVESTOR AND ANALYST DAY;

INTRODUCES 2013 GUIDANCE

SCHAFFHAUSEN, Switzerland — November 27, 2012 — Pentair Ltd. (NYSE: PNR) is hosting its annual Investor and Analyst Day in New York City today where Randall J. Hogan, Pentair chairman and chief executive officer, and other members of Pentair’s senior management team will discuss the company’s strategies to achieve sustainable, long-term growth, including 2015 financial goals.

As part of today’s meeting, Pentair is introducing its initial guidance for 2013. For the full year, the company is providing an adjusted net earnings per diluted share from continuing operations (EPS) outlook of $3.10 to $3.30. The company anticipates full year 2013 sales to approximate $7.7 billion, which includes low single-digit organic growth. Pentair expects to continue generating free cash flow in excess of net income for 2013. Further, Pentair intends to provide details on the foundation of the company’s 2015 EPS goal of $5.00. GAAP EPS outlook for 2013 is $2.58-$2.78, which includes anticipated inventory step-up and backlog amortization related to the merger with Tyco’s Flow Control business.

Pentair is also re-affirming its adjusted fourth quarter 2012 EPS guidance of $0.40 to $0.45. These numbers are inclusive of a substantial increase in its share count following the Flow Control merger, anticipated incremental corporate and integration team expenses, estimated deal amortization costs in line with previous estimates, approximately $25 million of anticipated branding/transition costs to be incurred during the fourth quarter, and a tax rate of approximately 30%, which does not yet reflect the tax strategy savings that the company expects to realize in 2013 and beyond.

Further, the company re-affirms its full year 2012 adjusted EPS outlook of a range of $2.30 to $2.35, which includes the items mentioned above. GAAP EPS guidance for the fourth quarter and full year is ($0.22) to ($0.17) and $0.92 to $0.97, respectively, which include anticipated repositioning and deal-related expenses, inventory step-up and backlog amortization, specific tax benefits, and the make-whole provision relating to an early bond redemption.

A live audio webcast of the Investor and Analyst Day event will be available at the company’s website at http://www.pentair.com/ from 8:30 a.m. to 12:00 p.m. Eastern Standard Time. Presentation material will accompany the audio webcast and will be made available for viewing at the beginning of the event. The audio webcast of the event and the slide presentations will be available through the same link within approximately 24 hours of the end of the event. The in-person event is by invitation only.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that Pentair believes to be “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the anticipated benefits of the merger or Pentair’s anticipated financial results, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future”, “outlook”, guidance” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond Pentair’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair and the flow control business and achieve expected benefits from the merger; overall global economic and business conditions; competition and pricing pressures in the markets Pentair serves; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of market to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve Pentair’s long-term strategic operating goals. Additional information concerning these and other factors is contained in Pentair’s filings with the U.S. Securities and Exchange Commission (“SEC”), including in Pentair’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012. All forward-looking statements speak only as of the date of this press release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

ABOUT PENTAIR LTD.

Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management, and equipment protection. With pro forma revenues of approximately $8 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:

Investors:

Jim Lucas, Vice President of Investor Relations

Direct: 763-656-5575

Email: jim.lucas@pentair.com

Media:

Betsy Day, Corporate Communications Manager

Direct: 763-656-5537

Email: betsy.day@pentair.com

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 and 2013 to the “Adjusted” non-GAAP excluding the effects of adjustments (Unaudited)

Total Pentair	Forecast	Forecast
In millions, except per-share data	2012	2013
Net sales	approx. $4,400	approx. $7,600 - $7,800

Operating income—as reported	approx. 286 - 292	approx. 799 - 819
% of net sales	approx. 6.5%	approx. 10.5%
Adjustments:
Deal related costs	76	—
Restructuring	47	—
Inventory step-up and customer backlog	80	141

Operating income—as adjusted	approx. 489 - 495	approx. 940 - 960
% of net sales	approx. 11.0%	approx. 12.3%
Net income attributable to Pentair Ltd.—as reported	approx. 116 - 126	approx. 536 - 556
Bond redemption and interest expense	53	—
Other adjustments net of tax	132	106

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	approx. 301 - 311	approx. 642 - 662

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.92 - $0.97	$2.58 - $2.78
Adjustments	1.38	0.52

Diluted earnings per common share—as adjusted	$2.30 - $2.35	$3.10 - $3.30

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

				Forecast
Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
In millions, except per-share data	2012	2012	2012	2012
Net sales	$858.2	$941.5	$865.5	approx $1,800

Operating income—as reported	85.0	117.8	53.7	approx 30 - 35
% of net sales	9.9%	12.5%	6.2%	approx. 2.0%
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	5
Inventory step-up and customer backlog	—	—	—	80
Restructuring	—	10.4	1.1	35

Operating income—as adjusted	96.8	134.5	107.5	approx 150 - 155
% of net sales	11.3%	14.3%	12.4%	approx. 8.5%
Net income attributable to Pentair Ltd.—as reported	60.8	71.8	30.4	approx (47) - (37)
Bond redemption and interest expense	(1.2)	—	2.5	51
Other adjustments net of tax	4.4	11.9	32.6	83

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	64.0	83.7	65.5	approx 87 - 97

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.61	$0.71	$0.30	($0.22) - ($0.17)
Adjustments	0.03	0.12	0.34	0.62

Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.40 - $0.45